                                                                     EXHIBIT 4.2


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS EXCHANGED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                 THE NOTES ARE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND INTEGRAL MULTIPLES OF $1,000 PRINCIPAL AMOUNT IN EXCESS THEREOF. ANY SUCH TRANSFER OF NOTES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER AND ANY TRANSFEREE OF SUCH BLOCK OF NOTES SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF
ANY) OR INTEREST OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

                        HAWTHORNE FINANCIAL CORPORATION

                             12 1/2% NOTE DUE 2004

                                                                       CUSIP No.
                                                                       CERT. No.
$___________

         THIS SECURITY IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OF THE UNITED STATES.

                 Hawthorne Financial Corporation, a Delaware corporation (together with any successor corporation that is permitted under the Indenture hereinafter referred to, herein called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ______________________________________________ Dollars on December 31, 2004,
and to pay interest thereon at the rate of 12 1/2% per annum from December 31, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, commencing June 30, 1998, and each June 30 and December 31 thereafter, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 12 1/2% per annum on any overdue principal (and premium, if any) and on any overdue installment of interest until paid.

                 The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be calculated on the basis of a 360-day year of twelve 30-day months, and will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be each June 15 and December 15 prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or at such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New
York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be entitled to any benefit, or be valid or obligatory for any purpose under the Indenture until the certificate of authentication hereon shall have been manually signed by the Trustee.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chairman, President or Vice President and its corporate seal, or a facsimile thereof, impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

Date:

HAWTHORNE FINANCIAL CORPORATION



                                                               [Corporate Seal]
By:
         -----------------------------------------------
         Name:  Scott A. Braly
         Title:    President and Chief Executive Officer

Attest:
       ----------------------------------------------
         Name:  James D. Sage
         Title:    Secretary


This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                 UNITED STATES TRUST COMPANY
                                       OF NEW YORK, as Trustee



                                       By:
                                          -------------------------------------
                                          Authorized Signatory





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
                                REVERSE OF NOTE

                 This Note is one of a duly authorized issue of Notes of the Company designated as its 12 1/2% Notes due 2004 (herein called the "Notes"), limited in aggregate principal amount to $40,000,000, issued and to be issued under an Indenture, dated December 31, 1997 (herein called the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Copies of the Indenture and all indentures supplemental thereto will be made available to the Holders for inspection during normal business hours at the principal office of the Company, which on the date hereof is located at 2381 Rosecrans Avenue, El Segundo, California 90245, and copies of the Indenture and all indentures supplemental thereto will be mailed to any Holder by the Company upon the Company's receipt of the written request of such Holder, sent to the Company addressed to the attention of the Company's Corporate Secretary at the principal office of the Company.

                 The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), (a) is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Trustee's fees and expenses, and (b) is not secured by any collateral, including the assets of the Company or any of its Affiliates. Each Holder of a Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

                 The Notes may be redeemed in whole or in part at any time, or from time to time, on or after December 31, 2002, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus in each case an amount equal to accrued interest to (but excluding) the Redemption
Date:

                 If redeemed during the twelve-month period,

         Beginning December 31,
         ----------------------
         2002 . . . . . . . . . . . . . . . . . . . . . . .            106.250%
         2003 (and thereafter)  . . . . . . . . . . . . . .            103.125

                 If an Event of Default under the Indenture shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes Outstanding.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, as determined in accordance with the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by a Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made on this Note.

                 Unless the context requires, any Rule 144A Notes and any Exchange Notes shall constitute one series for all purposes under the Indenture, including without limitation amendments, waivers, redemptions and Offers to Purchase.

                 No references herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 Section 10.18 of the Indenture provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

                 All Notes are issuable and transferable only in fully registered form, without coupons, in denominations of $100,000 or integral multiples of $1,000 in excess thereof. Any transfer of Notes in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly waived and released.

                 Certain capitalized terms used in this Note which are not defined herein have the meanings set forth in the Indenture and exhibits thereto.

                 Subject to Section 3.07 hereof, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.


                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to have this Note purchased by the Company pursuant to Section 10.18 of the Indenture, check the box below:

                                      [ ]

                 If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.18 of the Indenture, state the amount:

                                $_______________


Date: ________________    Your Signature:_______________________________________
                                       (Sign exactly as your name appears on the
                                               other side of this Note)





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
Signature Guarantee:___________________________________________________________
                    (Signature must be guaranteed by a member firm of the
                     New York Stock Exchange or a commercial bank or trust company)

                                ----------------





                                       4